As filed with the Securities and Exchange Commission on February   , 2000

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SYNERGY TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado 84-1379164 (State or Other Jurisdiction of (I.R.S. Employer Incorporation or Organization) Identification Number)

#210, 214 11th Ave. S.E.

Calgary, Alberta Canada T2G 0X8

(Address of Principal Executive Offices) (Zip Code)

1999 DIRECTORS AND ADVISORY BOARD MEMBERS STOCK OPTION

AND STOCK AWARD PLAN

(Full Title of the Plan)

Mr. Cameron Haworth

Director and President

Synergy Technologies Corporation

#210, 214 11th Ave. S.E.

Calgary, Alberta Canada T2G 0X8

(Name and Address of Agent for Service)

(888) 378-6633

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

W. Scott Lawler, Esq.

Lawler & Associates

2200 Sunrise Boulevard, Suite 240

Gold River, California 95670

(916) 853-9500

CALCULATION OF REGISTRATION FEE

===========================================================================

Proposed Proposed Maximum Maximum Title of Offering Aggregate Amount of Securities to Amount to be Price Per Offering Registration be Registered Registered Share (1) Price (1) Fee (1)

Common Stock

par value $0.002

per share 1,100,000 $1.00 $1,100,000 $290.40

Total 1,100,000 $290.40

===========================================================================

  Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of the exercise prices of options previously granted with respect to 1,100,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Synergy Technologies Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

    The audited consolidated financial statements of the Registrant and its Subsidiaries contained in the registration statement on Form 10-SB filed July 15, 1999 and on Form 10-SB/A filed on August 17, 1999, each filed by the Registrant under Rule 424(b) (File No. 000-26721).

    The Registrant's Form 8-K Current Report filed September 17, 1999 and the Registrant's Quarterly Report on Form 10-QSB for the Quarterly Period ended September 30, 1999 (File No. 000-26721).

    The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB (File No. 000-26271) including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements of the Registrant as of December 31, 1998 and March 31, 1999, have been incorporated by reference in this Registration Statement in reliance upon the report of Sarna & Company, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Sarna & Company audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4. Description of Securities

Inapplicable.

Item 5. Interests of Named Experts and Counsel

Inapplicable.

Item 6. Indemnification of Directors and Officers

Sections 7-109-102 and 7-109-107 of the Colorado General Corporate Law provides that a corporation may indemnify directors and officers, as well as employees, fiduciaries and agents, against reasonable expenses actually incurred by any such person in connection with any proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Colorado General Corporate Law provides that Section 7-109-107 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, general or specific action of the board of directors or shareholders or by contract. Article X of the Registrant's Articles of Incorporation and Article V of the Registrant's Bylaws provide for indemnification by the Registrant of its directors, officers, employees, fiduciaries and agents to the fullest extent permitted by the Colorado General Corporate Law.

The Registrant has not, as of this time, obtained any directors' and/or officers' insurance providing for indemnification of the Registrant's directors, officers and/or employees for certain liabilities, but it expects to do so in the future.

The Registrant has not entered into any indemnification agreements with any of its current or past directors or officers providing for indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7. Exemption From Registration Claimed

Inapplicable.

Item 8. Exhibits

Exhibit

Number Description

5.1 Opinion of Lawler & Associates

23.1 Consent of Lawler & Associates (included in Exhibit 5.1 to this Registration Statement).

23.2 Consent of Sarna & Company

24 Powers of Attorney (included on page 6).

99.1 1999 Directors and Advisory Board Members Stock Option and Stock Award Plan

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or event arising out of the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(iv) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta Canada, on the 11th of February, 2000.

SYNERGY TECHNOLOGIES CORPORATION

(Registrant)

By: Cameron Haworth

Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Cameron Haworth and W. Scott Lawler, Esq. and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, who constitute the entire board of directors.

Signature Capacity Date

Cameon Haworth Director and President February 11, 2000

(Principal Executive Officer)

Jacqueline Danforth Director, Secretary and February 11, 2000

Treasurer (Principal Financial

and Accounting Officer)

John Gradek Director February 11, 2000

James Shone Director February 11, 2000

EXHIBIT INDEX

Exhibit

Number Description

5.1 Opinion of Lawler & Associates

23.1 Consent of Lawler & Associates (included in Exhibit 5.1 to this Registration Statement).

23.2 Consent of Sarna & Company

24 Powers of Attorney (included on page 6 of this Registration Statement).

99.1 1999 Directors and Advisory Board Members Stock Option and Stock Award Plan

EXHIBIT 5.1

February 5, 2000

Synergy Technologies Corporation

Suite 210

214 11th Avenue, S.E.

Calgary, Alberta T2G 0X8

Re: Registration Statement on Form S-8 - Synergy Technologies Corporation 1999 DIRECTORS AND ADVISORY BOARD MEMBERS STOCK OPTION AND STOCK AWARD PLAN

Ladies and Gentlemen:

At your request, I am rendering this opinion in connection with the proposed issuance, pursuant to the Synergy Technologies Corporation 1999 Directors And Advisory Board Members Stock Option And Stock Award Plan (the "Plan"), of up to 1,100,000 shares (the "Shares") of common stock, $0.002 par value ("Common Stock"), of Synergy Technologies Corporation, a Colorado corporation (the "Company").

I have examined instruments, documents and records which we deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, I am of the opinion that the Shares issuable by the Company pursuant to the Plan, when issued in accordance with the provisions of the Plan and the stock option agreements entered into thereunder and in the manner referred to in the prospectus associated with the Registration Statement on Form S-8, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

I express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Colorado, and the opinions herein as to such law are based solely on our review of standard compilations of the official statutes of the State of Colorado.

This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S-8 and may not be relied upon for any other purpose. I disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ W. Scott Lawler, Esq.

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synergy Technologies Corporation of our report dated May 30, 1999 relating to the consolidated financial statements of Synergy Technologies Corporation and Subsidiaries as of December 31, 1998 and our report dated May 31, 1999 relating to the consolidated financial statements of Synergy Technologies Corporation and Subsidiaries as of March 31, 1999.

/s/ Sarna & Company

Westlake Village, California

February , 2000

EXHIBIT 99.1

SYNERGY TECHNOLOGIES CORPORATION

1999 DIRECTORS AND ADVISORY BOARD MEMBERS STOCK OPTION

AND STOCK AWARD PLAN

 1,100,000 shares, subject to adjustment
as provided in Section 13 hereof. No Participant shall receive, over the term of this Plan, awards of restricted stock, awards in the form of stock appreciation rights or options, whether incentive stock options or options other than incentive stock options, to purchase more than 20 percent of the total shares of Common Stock authorized for issuance under this Plan.  Any shares subject to an Option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under this Plan;
provided, however, that forfeited shares shall not be available for further awards if the Participant has realized the benefits of ownership from such shares.  Shares subject to this Plan may be either authorized and unissued shares or issued shares repurchased or otherwise acquired by the Company or its subsidiaries.

  Grant of Options.

    The Administrator shall have the authority and responsibility, within the limitations of this
Plan, to determine the directors and advisory board members to whom and the times at which
Options are to be granted, the number of shares of Common Stock which may be purchased under each Option, the provisions of the respective Option Agreements (which need not be identical) including provisions concerning the time or times when, and the extent to which, the
Options may be exercised, and the Option exercise price.  All Options pursuant to this Plan shall be granted on or before the Plan Termination Date.

    In determining the directors and advisory board members to whom Options shall be granted, the number of shares of Common Stock to be covered by each such Option, and the provisions of the respective Option agreements, the Administrator shall take into consideration the director's or advisory board member's present and potential contribution to the success of the Company and such other factors as the Administrator may deem proper and relevant.

    The aggregate fair market value (determined as of the date upon which an Option is granted)
of the Common Stock for which any Optionee may exercise incentive stock options for the first time in any calendar year (under all plans of the Company and any parent or subsidiary of the
Company which plans provide for granting of incentive stock options within the meaning of
Section 422(b) of the Code) shall not exceed $100,000.

  Eligibility.

 Directors and advisory board members are eligible to be granted options, restricted stock and other awards under this Plan and to have their bonuses payable in restricted stock. The directors and advisory board members who shall receive awards or options under this Plan, and the criteria to be used in determining the award to be made, shall be determined from time to time by the Administrator, in its sole discretion, from among those eligible, which may be based upon information furnished to the Administrator by the Company's management;
and the Administrator shall determine, in its sole discretion, the number of shares to be covered by each award and option granted to each director or advisory board member selected.

  Duration of this Plan.

 No award or option may be granted under this Plan after more than ten years from the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Company.

  Terms and Conditions of Stock Options.

 Options granted under this Plan may be either incentive stock options, as defined in Section 422 of the
Code, or options other than incentive stock options. Each option shall be subject to all the applicable provisions of this Plan,  including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Administrator shall determine:

    The option price per share is $1.00, which has been approved by the holders of  a majority of the outstanding shares of the Company's common stock on September 24, 1999.

    The exercise of certain options granted under this plan shall be subject to the attainment of such performance goals, and/or during such period ending not later than ten years from the date it was granted, as may be determined by the Administrator and stated in the Agreement. In no event may an option be exercised more than 10 years from the date the option was granted.

    An Option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the Option.
No fractional shares of Common Stock shall be issued upon the exercise of an Option. If a fractional share of Common Stock shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

    Each Option shall state whether it will or will not be treated as an incentive stock option.

    Each Option will be deemed exercised on the day written notice specifying the number of shares to be purchased, accompanied by payment in full including, if required by law, applicable taxes, is received by the Company. Payment, except as provided in the Agreement shall be:

      in United States dollars by check or bank draft, or

      by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the Option, which may include shares received as the result of a prior exercise of an Option, and having a fair market value, on the date on which the Option is exercised equal to the cash exercise price applicable to such
Option, or

      by a combination of United States dollars and shares of Common Stock valued as aforesaid.

For purposes of this Plan, fair market value shall be the mean between the highest and lowest prices at which the
Common Stock is traded on a national securities exchange or an automated securities quotation exchange on the relevant date, provided however, if there is no sale of the Common Stock on such exchange on such date, fair market value shall be the mean between the bid and asked prices on such exchange at the close of the market on such date. No Optionee shall have any rights to dividends or other right of a shareholder with respect to shares of Common Stock subject to his or her Option until he or she has given written notice of exercise of such Option and paid in full for such shares.

    Notwithstanding the foregoing, the Administrator may, in its sole discretion, include in the grant of an Option the right of a grantee (hereinafter referred to as a "stock appreciation right")
to elect, in the manner described below, in lieu of exercising his or her option for all or a portion of the shares of Common Stock covered by such Option, to relinquish his or her Option with respect to any or all of such shares and to receive from the Company a payment equal in value to (x) the fair market value, as determined in accordance with Section 8(e), of a share of
Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, less (y) the exercise price for that number of shares of
Common Stock for which the grantee shall have made such election under the terms of such
Option. A stock appreciation right shall be exercisable at the time the tandem Option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem Option. A grantee who makes such an election shall receive payment in the nearest whole number of shares of Common Stock having an aggregate fair market value, as determined in accordance with Section 8(e) as of the date of election, which is not greater than the cash amount calculated in (ii) above.  A stock appreciation right may be exercised only when the amount described in (x) above exceeds the amount described in (y) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Administrator, is received by the Company. An Option  or any portion thereof with respect to which a grantee has elected to exercise a stock appreciation right shall be surrendered to the Company and such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by an Agreement. The
Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him or her.

    Except as provided in the applicable Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the grantee was a director or advisory board member of either the Company
(or of a division) or subsidiary of the Company or of another corporation referred to in Section
421(a)(2) of the Code. The Agreement shall provide whether, and to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the Option. If the grantee should die, or become permanently disabled as determined by the Administrator at any time when the Option, or any portion thereof, shall be exercisable, the Option will be exercisable within a period provided for in the Agreement, by the Optionee or person or persons to whom his or her rights  under the
Option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the Option. The Administrator may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

    Each Option by its terms shall be personal and shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution as provided in Section 8(g)
above.  During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee.
In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee as provided in Section 8(g) above, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee's estate or the proper legatees or distributees thereof.

    No incentive stock option shall be granted to an director or advisory board member  who owns or would be treated as owning by attribution under Code Section 424(d) immediately before the grant of such Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction shall not apply if, (i) at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of the shares of Common Stock subject to the Option, as determined in accordance with Section 8(a) on the date of grant, and (ii) the incentive stock option by its terms is not exercisable after the expiration of five years from the date of its grant.

    An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restriction and/or legending requirements as are specified in the applicable
Agreement.

  Terms and Conditions of Restricted Stock Awards.

 Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Administrator shall determine:

    Awards of restricted stock may be in addition to or in lieu of Option grants.

    Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Administrator at the time of each award of restricted stock. During a period set forth in the Agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price pursuant to any Option granted under this Plan, provided an equal number of shares delivered to the Optionee shall carry the same restrictions as the shares so used.

    Shares of restricted stock shall become free of all restrictions if during the Restriction Period,
(i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Administrator, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the Agreement, there is a "change in control" of the Company (as defined in such Agreement).  The Administrator may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

    Unless and to the extent otherwise provided in the Agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Administrator, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the Agreement, a "change in control" of the Company (as defined in such Agreement), except to the extent the Administrator, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

    Stock certificates for restricted stock shall be registered  in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in
Common Stock or other property shall also be subject to the same restrictions.

    Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable
Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock.

    Restricted Stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other  transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

    Change in Control.

 Each Agreement may, in the sole discretion of the Administrator, provide that any or all of the following actions may be taken upon the occurrence of a change in control (as defined in the Agreement) with respect to the
Company:

    acceleration of time periods for purposes of vesting in, or realizing gain from, or exercise of any outstanding option or stock appreciation right or shares of restricted stock awarded pursuant to this Plan;

    offering to purchase any outstanding option or stock appreciation right or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Administrator, as of the date of the change in control; or

    making adjustments or modifications to outstanding options or stock appreciation rights or with respect to restricted stock as the Administrator deems appropriate to maintain and protect the rights and interests of the Participants following such change in control, provided, however, that the exercise period of any Option may not be extended beyond 10 years from the date of grant.

  Rights of Directors and Advisory Board Members.

    No person shall have any rights or claims under this Plan except in accordance with the provisions of this Plan and each Agreement.

    Nothing contained in this Plan and Agreement shall be deemed to give any Recipient the right to a continued or perpetual directorship on the Board of Directors of the Company or its advisory board or its divisions or subsidiaries.

  Withholding Taxes.

 The Company shall require a payment from a Participant to cover applicable withholding for income and employment taxes upon the happening of any event pursuant to this Plan which requires such withholding. The
Company reserves the right to offset such tax payment from any funds which may be due the Participant from the
Company or its subsidiaries or divisions or, in its discretion, to the extent permitted by applicable law, to accept such tax payment through the delivery of shares of Common Stock owned by the Participant or by utilizing shares of the Common Stock which were to be delivered to the Participant pursuant to this Plan, having an aggregate fair market value, determined as of the date of payment, equal to the amount of the payment due.

  Adjustments.

 In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the
Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted appropriately by the Board, and, where deemed appropriate, the number of shares covered by outstanding stock options and stock appreciation rights outstanding and the number of shares of restricted stock outstanding, and the option price of outstanding stock options, shall be similarly adjusted. If another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Administrator.
In the event of any other change affecting the shares of Common Stock available for awards under this Plan, such adjustment, if any, as may be deemed equitable by the Administrator, shall be made to preserve the intended benefits of this Plan giving proper effect to such event.

  Miscellaneous Provisions.

    This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under this Plan. The expenses of this Plan shall be borne by the Company.

    The Administrator may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, the Code, federal and state securities laws and methods of withholding or providing for the payment of required taxes.

    If at any time the Administrator shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of
Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Administrator.

    By accepting any benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under this Plan by the Administrator, the Company or the Board.

    This Plan shall be governed by and construed in accordance with the laws of the State of
Colorado.

    Administrator members exercising their functions under this Plan are serving as directors of the
Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

  Limits of Liability.

    Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option or award shall be based solely upon contractual obligations created by this Plan and
Agreement.

    Neither the Company nor a division or subsidiary of the Company, nor any member of the
Administrator or the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in connection with this
Plan, except as may expressly be provided by statute.

  Amendments and Termination.

 The Board may, at any time, amend, alter or discontinue this Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock, option, stock appreciation rights or stock bonus theretofore granted, without his or her written consent, or which, without the approval of the shareholders would:

    except as provided in Section 13, increase the maximum number of shares of Common Stock which may be issued under this Plan;

    except as provided in Section 13, decrease the option price of an option (and related stock appreciation rights, if any) to less than 100% of the fair market value (as determined in accordance with Section 8(e)) of a share of Common Stock on the date of the granting of the
Option (and related stock appreciation rights, if any);

    materially change the class of persons eligible to receive an award of restricted stock or options or stock appreciation rights under this Plan;

    extend the duration of this Plan; or

    materially increase in any other way the benefits accruing to Participants.

  Duration.

 This Plan shall be adopted by the Board and approved by the Company's shareholders and such regulatory bodies as may be necessary, which approvals must occur within the period ending twelve months after the date this Plan is adopted. Subject to such approvals, grants and awards may be made under this Plan between the date of its adoption and receipt of such approvals. This Plan shall terminate upon the earlier of the following dates or events to occur:

    upon the adoption of a resolution of the Board terminating this Plan;

    the date all shares of Common Stock subject to this Plan are purchased according to this Plan's provisions; or

    ten years from the date of adoption of this Plan by the Board.

 No such termination of this Plan shall adversely affect the rights of any Participant hereunder and all options or stock appreciation rights previously granted and restricted stock and stock bonuses awarded hereunder shall continue in force and in operation after the termination of this Plan, except as they may be otherwise terminated in accordance with the terms of this Plan.

  Other Compensation Plans.

 This Plan shall not be deemed to preclude the implementation by the Company or its divisions or subsidiaries of other compensation plans which may be in effect from time to time, nor adversely affect any rights of Participants under any other compensation plans of the Company or its divisions or subsidiaries.

  Non-Transferability.

 No right or interest in any award granted under this Plan shall be assignable or transferable, except as set forth in this Plan and required by law, and no right or interest of any participant in any award shall be liable for, or subject to, any lien, obligation or liability except as set forth in this Plan or as required by law.